                                    NOVATION

                                       OF

                             PARTICIPATION AGREEMENT

         This Novation Agreement dated as of September 1, 2005 is by and among
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (the "Company"), an Indiana
corporation, on its own behalf and on behalf of each separate account of the
Company named in Schedule 1 to Participation Agreement (as defined below),
PREMIER VIT, an open-end diversified management investment company organized under the laws of the State of Massachusetts (the "Fund"), OCC DISTRIBUTORS LLC,
a Delaware limited liability company ("OCC Distributors"), and ALLIANZ GLOBAL
INVESTORS DISTRIBUTORS LLC, a Delaware limited liability company ("AGI
Distributors").

         WHEREAS, the Company, the Fund and OCC Distributors entered into a
Participation Agreement on May 15, 1998 ("Participation Agreement");

         WHEREAS, the Fund was previously known as OCC ACCUMULATION TRUST;

         WHEREAS, each of AGI Distributors and OCC Distributors is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of
Securities Dealers, Inc.;

         WHEREAS, the Company, the Fund and OCC Distributors desire that OCC
Distributors be replaced as the Fund's principal underwriter by AGI
Distributors; and

         WHEREAS, the Company and the Fund desire to affect a novation of the
Participation Agreement so that AGI Distributors is substituted for OCC
Distributors as a party to such agreement and OCC Distributors is released from its obligations under such agreement, AGI Distributors desires to accept the novation thereof, and OCC Distributors desires to consent to such novation.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Novation and Acceptance. Subject to the terms and conditions contained herein, the Company and the Fund hereby affect a novation of the
Participation Agreement to substitute AGI Distributors for OCC Distributors as party to such agreement (the "Novation"), AGI Distributors hereby accepts such novation and agrees to undertake all of OCC Distributors' duties and obligations under the Participation Agreement. The Company and AGI Distributors hereby release OCC Distributors from all of its duties and obligations under the
Participation Agreement and OCC Distributors hereby consents to such novation.

         2. Term. The novation shall become effective on the September 15, 2005 and shall extend for so long as the terms specified in Section 10 of the
Participation Agreement are satisfied or until terminated in accordance with said Section 10.

         3. No Termination. The parties agree that the novation shall not constitute a termination of the Participation Agreement for purposes of Section
10 of the Participation Agreement, and that the Participation Agreement, as so novated, shall remain in full force and effect after the novation.

         4. Notices. All notices to the Company shall be sent to:

         Rise C.M. Taylor
         Vice President Funds Management
         Lincoln Life Insurance Company
         1300 South Clinton Street
         Fort Wayne, Indiana 46802
         (260) 455 -1331
         rtaylor@lnc.com
         ---------------

         All notices to the Fund shall be sent to:

         Attn: Brian Shlissel
         Fund President
         1345 Avenue of the Americas
         New York, NY 10105
         212-732-0200

         IN WITNESS WHEREOF, the parties hereto have caused this Novation
Agreement to be executed by a duly authorized representative as of the day and year first above written.

THE LINCOLN NATIONAL LIFE                   PREMIER VIT
INSURANCE COMPANY

By: /s/ Rise C.M. Taylor                    By: /s/ Brian S. Shlissel
    -----------------------                     ---------------------------
Name: Rise C.M. Taylor                          Name: Brian S. Shlissel
Title: Vice President                           Title: President & CEO

OCC DISTRIBUTORS                            ALLIANZ GLOBAL INVESTORS
                                            DISTRIBUTORS LLC

By: /s/ Francis C. Poli                     By: /s/ E. Blake Moore, Jr.
    -----------------------                     ---------------------------
Name: Francis C. Poli                       Name: E. Blake Moore, Jr.
Title: CEO                                  Title: Managing Director & CEO